U.S. Securities and Exchange Commission
                        Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported):  October 7, 2003


                     TREZAC INTERNATIONAL CORPORATION
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           (Exact name of registrant as specified in its charter)

         TEXAS                      000-25891               76-0270330
 ------------------------        -----------------      ----------------------
(State of Incorporation)        (SEC File Number)      (IRS Employer I.D. No.)


             1240 South Parker Road, Suite 203, Denver, CO  80231
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              (Address of principal executive offices) (Zip Code)


                        IURIE BORDIAN, PRESIDENT
                    1240 South Parker Road, Suite 203
                           Denver, CO  80231
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                 (Name and address of agent for service)

                              303-283-6368
         -------------------------------------------------------------
         (Telephone number, including area code for agent for service)




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Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

The Board of Directors of Trezac International Corporation by majority vote of Board of Directors agreed to accept the resignation of Mr. Paul Taylor, as Officer and Director of Trezac International Corporation effective immediately. As part of the Board resolution, Mr. Taylor is no longer CEO, President, Secretary and Treasurer of Trezac International Corporation, effective immediately. The Board of Directors has voted Mr. Iurie Bordian as Interim Chairman of the Board of Directors, CEO, President, Secretary and Treasurer.

As a result of the change in officers and directors the Board of Directors has determined that it is in the best interest of the shareholders for the Board of Directors and its new officers to review all contracts and payments incurred in the last 90 days.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

Paul R. Taylor resigned as Officer and Director of Trezac International Corporation.

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                            SIGNATURE PAGE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TREZAC INTERNATIONAL CORPORATION

                              By: /s/ IURIE BORDIAN
                              ------------------------
                                     Iurie Bordian
                                     Chief Operating Officer and
                                     Member of the Board of Directors


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